CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Prospectus constituting part of this Registration Statement on Form S-6 of our report dated February 8, 2002, relating to the financial statements of Sentry Variable Life Account I, and of our report dated February 15, 2002, relating to the financial statements of Sentry Life Insurance Company, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in the Prospectus.




PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 24, 2002